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                                                                     Exhibit 5.1


                                August 21, 2001



Amkor Technology, Inc.
1345 Enterprise Drive
West Chester, PA 19380

         RE: REGISTRATION STATEMENT OF FORM S-3

Ladies and Gentlemen:

         We are acting as counsel for Amkor Technology, Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $250,000,000 aggregate principal amount of 5.75% Convertible Subordinated Notes due 2006 (the "Notes"), and such indeterminate number of shares of Common Stock, $0.001 par value (the "Common Stock") of the Company as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). We have participated in the preparation of a Registration Statement on Form S-3 (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement") relating to the offering and sale of the Notes and the Conversion Shares by the holders thereof (the "Selling Securityholders").

         We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of May 25, 2001, between the Company and State Street Bank and Trust Company, as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.

                                      Sincerely,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.